Exhibit 10.2

Execution Version

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. OMISSIONS ARE DESIGNATED AS [***].

Third Amendment to Credit Agreement

This Third Amendment to Credit Agreement (this “Amendment”), is dated as of May 29, 2020 (the “Effective Date”), by and among VIVINT SOLAR FINANCING VI, LLC, a Delaware limited liability company, as borrower (the “Borrower”), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”) and the Lenders and the Funding Agents from time to time party to the Credit Agreement (as defined below).

Recitals:

The Borrower, the Administrative Agent, the Collateral Agent, the Lenders and the Funding Agents, entered into that certain Credit Agreement, dated as of August 6, 2019, as amended by the First Amendment to Credit Agreement, dated as of October 28, 2019, and as further amended by the Second Amendment to Credit Agreement, First Amendment to Performance Guaranty and First Amendment to the Facility Administration Agreement, dated as of May 27, 2020 (collectively, the “Credit Agreement”);

In accordance with Section 10.2 of the Credit Agreement, the parties hereto desire to further amend the Credit Agreement, subject to the terms hereof;

In consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.	Defined Terms.

Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Credit Agreement.

Section 2.	Amendments, Waivers and Other Modifications.

Upon satisfaction of the conditions precedent set forth in Section 3 below:

2.1Section 2.4(A) of the Credit Agreement is hereby amended by inserting the following sentence immediately prior to the end of such section:

“Notwithstanding the limitation on the amount of borrowings per calendar month set forth in this Section 2.4(A), the Borrower may request two borrowings in the month of June 2020.”

2.2Section 2.6 of the Credit Agreement is hereby amended by inserting the following clause (iv) immediately prior to the end of such section:

(iv)Notwithstanding anything to the contrary set forth in this Section 2.6(B), but without limiting the conditions set forth in Section 2.6(B)(iii) or Section 3.5, the Administrative Agent and the Lenders agree to a Revolving Advance Commitment Increase of $245,000,000 on May 29, 2020, as reflected within the revised Commitments set forth on Exhibit E hereto.  For the avoidance of doubt, the agreement to effect a Revolving Advance Commitment Increase pursuant to the preceding sentence shall prohibit the Borrower from requesting additional Revolving Advance Commitment Increases pursuant to Section 2.6(B)(i).

2.3Exhibit A of the Credit Agreement is amended by deleting in its entirety the definition of “Aggregate Commitment” and replacing it with the following:

“Aggregate Commitment” means, on any date of determination, the sum of the Commitments then in effect. The Aggregate Commitment as of May 29, 2020 is equal to $570,000,000.

2.4Exhibit A of the Credit Agreement is amended by deleting in its entirety the definition of “Applicable Margin” and replacing it with the following:

“Applicable Margin” means, with respect to any day occurring (i) during the Availability Period, 3.10% per annum or (ii) during an Amortization Period, 4.10%; plus, in the case of both clauses (i) and (ii), if any Event of Default has occurred and is continuing on such day, 2.00%; provided that if the Cost of Funds Rate is determined by reference to clause (b) of the definition of Base Rate, the percentages set forth in clauses (i) and (ii) above shall be reduced by 1.00%.

2.5Exhibit A of the Credit Agreement is amended by deleting in its entirety the definition of “Required Lenders” and replacing it with the following:

“Required Lenders” means, as of any date of determination, (i) at least two Lenders (or all Lenders if there is only one Lender) having more than the Required Percentage of the aggregate amount of all Commitments together with (ii) each Lender with at least $100,000,000 of the aggregate amount of Commitments (to the extent not included within clause (i)). For the purposes of determining the number of Lenders in the foregoing sentence, Affiliates of a Lender shall constitute the same Lender and Defaulting Lenders shall be excluded from any calculation of Required Lenders.

2.6Exhibit A of the Credit Agreement is amended by deleting in its entirety the definition of “Unused Line Fee Percentage” and replacing it with the following:

“Unused Line Fee Percentage” means 0.65% per annum if the Usage Percentage is 50% or more and 0.85% per annum if the Usage Percentage is less than 50%.

2.7Exhibit A of the Credit Agreement is amended by deleting in its entirety the definition of “Upfront Fee” and replacing it with the following:

“Upfront Fee” means (i) with respect to the Closing Date, an amount equal to the product of [***]% and the Aggregate Commitment, and (ii) with respect to the Revolving Advance Commitment Increase Date occurring on May 29, 2020, an amount equal to the product of [***]% and the Revolving Advance Commitment Increase on such date.

2.8Exhibit E of the Credit Agreement is deleted in its entirety and replaced with Exhibit E attached to this Amendment.

Section 3.	Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to the Administrative Agent:

(a)The Administrative Agent shall have received this Amendment, duly executed by the Borrower, the Administrative Agent, the Collateral Agent and all Lenders party to the Credit Agreement.

(b)The conditions precedent set forth in Sections 2.6(B) and 3.5 of the Credit Agreement (as amended by this Amendment) to the Revolving Advance Commitment Increase taking place on the date hereof shall have been satisfied, including the payment of the related Upfront Fee.

(c)The Administrative Agent shall have received opinions of counsel to the Borrower regarding certain corporate and security interest matters.

(d)The Administrative Agent shall have received: (i) a certificate from a Responsible Officer of the Borrower attesting to the (a) minutes of the board of directors of Sponsor authorizing the Borrower's execution, delivery, and performance of this Amendment and (b) incumbency and signatures of the Responsible Officers authorized to execute the same; (ii) copies of the Borrower's Organizational Documents, as amended, modified, or supplemented prior to the date hereof, in each case certified by a Responsible Officer of the Borrower; and (iii) a certificate of status with respect to the Borrower, dated within fifteen (15) days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such entity, which certificate shall indicate that such entity is in good standing in such jurisdiction.

(e)The Administrative Agent shall have received the results of a recent search of all effective UCC financing statements (or equivalent filings) made with respect to the Borrower in all appropriate jurisdictions together with copies of all such filings disclosed by such search.

(f)The representations and warranties contained herein shall be true and correct as of the date hereof, as if made on the date hereof, except for such representations and warranties as are by their express terms limited to a specific date.

(g)All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to the Administrative Agent.

Section 4.	Representations and Warranties.

In order to induce the other parties hereto to enter into this Amendment, the Borrower hereby represents and warrants to the other parties hereto, as of the Effective Date, that:

(a)the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of, and duly executed and delivered by the Borrower and this Amendment is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b)execution, delivery and performance by it of this Amendment are within its powers, and do not conflict with, and will not result in a violation of, or constitute or give rise to an event of default under (i) any of its organizational documents, (ii) any agreement or other instrument which may be binding upon it, or (iii) any law, governmental regulation, court decree or order applicable to it or its properties; and

(c)it has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to obtain such licenses, authorizations, consents and approvals would not result in a Material Adverse Effect.

Section 5.	Execution in Counterparts.

This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart by facsimile or electronic means shall be equally effective as delivery of an originally executed counterpart.

Section 6.	Governing Law.

This Amendment shall, in accordance with Section 5‑1401 of the General Obligations Law of the State of New York, be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof that would call for the application of the laws of any other jurisdiction.  Any legal action or proceeding with respect to this Amendment may be brought in the courts of the State of New York (New York County) or of the United States for the Southern District of New York, and by execution and delivery of this Amendment, each of the parties hereto consents, for itself and in respect of its property, to the exclusive jurisdiction of those courts.  Each of the parties hereto irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, or any legal process with respect to itself or any of its property, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Amendment or any document related hereto.  Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.

Section 7.	Waiver of Jury Trial.

All parties hereunder hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the parties in connection herewith or therewith.  All parties acknowledge and agree that they have received full and significant consideration for this provision and that this provision is a material inducement for all parties to enter into this Amendment.

Section 8.	Effect of Amendment; Reaffirmation of Transaction Documents.

Except as specifically amended, waived or otherwise modified herein, the terms and conditions of the Credit Agreement and all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and, subject to such amendments, waivers and modifications herein set forth, are hereby ratified and confirmed.  The Borrower hereby repeats and reaffirms all representations and warranties made to the Administrative Agent, the Collateral Agent and the Lenders in the Credit Agreement and the other Transaction Documents on and as of the date hereof (and after giving effect to this Amendment) with the same force and effect as if such representations and warranties were set forth in this Amendment in full (except to the extent that such representations and warranties relate expressly to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

[Signature Pages Follow]

In Witness Whereof, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

Vivint Solar Financing VI, LLC, as the Borrower

By: /s/ Thomas Plagemann
Name: Thomas Plagemann
Title: Chief Commercial Officer

[Signature Page to Vivint Solar Financing VI, LLC Third Amendment to Credit Agreement]

KL2 3182036

Bank of America, N.A., as Administrative Agent and Collateral Agent

By: /s/ Kelly Weaver
Name: Kelly Weaver
Title: Vice President

[Signature Page to Vivint Solar Financing VI, LLC Third Amendment to Credit Agreement]

KL2 3182036

Bank of America, National Association, as a Lender

By: /s/ Sheikh Omer Farooq
Name: Sheikh Omer Farooq
Title: Managing Director

[Signature Page to Vivint Solar Financing VI, LLC Third Amendment to Credit Agreement]

KL2 3182036

Credit Suisse AG, Cayman Islands Branch, as a Lender

By: /s/ Patrick Duggan
Name: Patrick Duggan
Title: Authorized Signatory

By: /s/ Kevin Quinn
Name: Kevin Quinn
Title: Authorized Signatory

[Signature Page to Vivint Solar Financing VI, LLC Third Amendment to Credit Agreement]

KL2 3182036

Citibank, N.A., as a Lender

By: /s/ Steven Vierengel
Name: Steven Vierengel
Title: Vice President

[Signature Page to Vivint Solar Financing VI, LLC Third Amendment to Credit Agreement]

KL2 3182036

KeyBank National Association, as a Lender

By: /s/ Benjamin C Cooper
Name: Benjamin C Cooper
Title: Senior Vice President

[Signature Page to Vivint Solar Financing VI, LLC Third Amendment to Credit Agreement]

KL2 3182036

Silicon Valley Bank, as a Lender

By: /s/ Tai Pimputkar
Name: Chaitali (“Tai”) Pimputkar
Title: Director

[Signature Page to Vivint Solar Financing VI, LLC Third Amendment to Credit Agreement]

KL2 3182036

Exhibit E

Commitments

Committed Lender	Conduit Lender	Funding Agent	Commitment
Bank of America, National Association	N/A	N/A	$[***]
Credit Suisse AG, Cayman Islands Branch	N/A	N/A	$[***]
Citibank, N.A.	N/A	N/A	$[***]
KeyBank National Association	N/A	N/A	$[***]
Silicon Valley Bank	N/A	N/A	$[***]
		Total:	$570,000,000